As filed with the Securities and Exchange Commission on February 4, 2020

Registration No. 333-14139

Registration No. 333-37218

Registration No. 333-53297

Registration No. 333-63115

Registration No. 333-63494

Registration No. 333-63978

Registration No. 333-91702

Registration No. 333-107482

Registration No. 333-108040

Registration No. 333-114609

Registration No. 333-118994

Registration No. 333-122365

Registration No. 333-125572

Registration No. 333-130948

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT NO.  333-14139

REGISTRATION STATEMENT NO.  333-37218

REGISTRATION STATEMENT NO.  333-53297

REGISTRATION STATEMENT NO.  333-63115

REGISTRATION STATEMENT NO.  333-63494

REGISTRATION STATEMENT NO.  333-63978

REGISTRATION STATEMENT NO.  333-91702

REGISTRATION STATEMENT NO.  333-107482

REGISTRATION STATEMENT NO.  333-108040

REGISTRATION STATEMENT NO.  333-114609

REGISTRATION STATEMENT NO.  333-118994

REGISTRATION STATEMENT NO.  333-122365

REGISTRATION STATEMENT NO.  333-125572

REGISTRATION STATEMENT NO.  333-130948

UNDER THE SECURITIES ACT OF 1933

LIBERTY PROPERTY TRUST

(Exact name of registrant as specified in its charter)

Maryland	23-7768996
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Prologis, Inc.

Pier 1, Bay 1

San Francisco, California 94111

(415) 394-9000

(Address, Including Zip Code, and Telephone Number, Including Area
Code, of Registrant’s Principal Executive Offices)

Edward S. Nekritz, Secretary

Prologis, Inc.

1800 Wazee Street, Suite 500

Denver, Colorado 80202

(303) 567-5000

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable.  This post-effective amendment deregisters all of the securities that were unsold under the registration statement as of the date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1(the “Post-Effective Amendment”) filed by Liberty Property Trust, a Maryland real estate investment trust (the “Company”), deregisters all securities that remain unsold under the following Registration Statements on Form S-3 (each a “Registration Statement,” and collectively, the “Registration Statements”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”):

•                  Registration Statement on Form S-3 (No. 333-14139), which was filed with the Commission on October 15, 1996.

•                  Registration Statement on Form S-3 (No. 333-37218), which was filed with the Commission on May 17, 2000.

•                  Registration Statement on Form S-3 (No. 333-53297), which was filed with the Commission on May 21, 1998.

•                  Registration Statement on Form S-3 (No. 333-63115), which was filed with the Commission on September 9, 1998.

•                  Registration Statement on Form S-3 (No. 333-63494), which was filed with the Commission on June 20, 2001 and Amendment No. 1 thereto, which was filed with the Commission on July 3, 2001.

•                  Registration Statement on Form S-3 (No. 333-63978), which was filed with the Commission on June 27, 2001.

•                  Registration Statement on Form S-3 (No. 333-91702), which was filed with the Commission on July 1, 2002.

•                  Registration Statement on Form S-3 (No. 333-107482), which was filed with the Commission on July 30, 2003.

•                  Registration Statement on Form S-3 (No. 333-108040), which was filed with the Commission on August 18, 2003 and Amendment No. 1 thereto, which was filed with the Commission on September 8, 2003.

•                  Registration Statement on Form S-3 (No. 333-114609), which was filed with the Commission on April 20, 2004.

•                  Registration Statement on Form S-3 (No. 333-118994), which was filed with the Commission on September 15, 2004 and Amendment No. 1 thereto, which was filed with the Commission on November 23, 2004.

•                  Registration Statement on Form S-3 (No. 333-122365), which was filed with the Commission on January 28, 2005.

•                  Registration Statement on Form S-3 (No. 333-125572), which was filed with the Commission on June 6, 2005 and Amendment No. 1 thereto, which was filed with the Commission on July 7, 2005.

•                  Registration Statement on Form S-3 (No. 333-130948), which was filed with the Commission on January 10, 2006 and Amendment No. 1 thereto, which was filed with the Commission on March 15, 2006.

Effective on February 3, 2020, pursuant to the Agreement and Plan of Merger, dated as of October 27, 2019 (the “Merger Agreement”), by and among the Company, Liberty Property Limited Partnership (“Company OP”), Leaf Holdco Property Trust, a Maryland real estate investment trust and wholly owned subsidiary of the Company (“New Liberty Holdco”), Prologis, Inc., a Maryland corporation (“Prologis”), Lambda REIT Acquisition LLC, a Maryland limited liability company and wholly owned subsidiary of Prologis (“Prologis Merger Sub”), Prologis, L.P., a Delaware limited partnership (“Prologis OP”), and Lambda Acquisition LLC, a Delaware limited liability company and wholly owned subsidiary of Prologis OP (“Prologis OP Merger Sub”), a wholly owned subsidiary of New Liberty Holdco merged with and into the Company (the “Company Merger”), with the Company continuing as the surviving entity and as an indirect wholly owned subsidiary of New Liberty Holdco.  Effective on February 4, 2020, New Liberty Holdco merged with and into Prologis Merger Sub (the “Topco Merger” and together with the Company Merger, the “Company Mergers”), with Prologis Merger Sub continuing as the surviving corporation and a wholly owned subsidiary of Prologis; immediately after the Topco Merger, Prologis Merger Sub caused all of the outstanding equity interests in the Company to be contributed to Prologis OP in exchange for the issuance by Prologis OP of the partnership interests in Prologis OP to other subsidiaries of Prologis; and thereafter, Prologis Merger Sub merged with and into Company OP, with Company OP continuing as the surviving entity and a wholly owned subsidiary of Prologis OP (the “Partnership Merger” and together with the Company Merger and the Topco Merger, the “Mergers”).

In connection with the completion of the Mergers and related transactions contemplated by the Merger Agreement, the offerings pursuant to the above-referenced Registration Statements have been terminated. In accordance with undertakings made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offerings, the Company hereby removes from registration any and all securities registered but unsold under each of the Registration Statements. Each of the Registration Statements is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the above-referenced Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on this 4th day of February, 2020.

Liberty Property Trust

By:	/s/ Michael T. Blair
	Name:	Michael T. Blair
	Title:	Managing Director, Deputy General Counsel

*              Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the Registration Statement.